UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 7, 2018
(Date of earliest event reported)

Glu Mobile Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33368	91-2143667
(Commission File Number)	(IRS Employer Identification No.)

875 Howard Street, Suite 100
San Francisco, California	94103
(Address of Principal Executive Offices)	(Zip Code)

(415) 800-6100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Glu Mobile Inc. (“Glu”) held its 2018 Annual Meeting of Stockholders on June 7, 2018 (the “Annual Meeting”). At the Annual Meeting, Glu’s stockholders (1) elected three persons as Class II directors to Glu’s Board of Directors, each to serve until Glu’s annual meeting of stockholders to be held in 2021 and until his or her successor is elected and qualified, or until his or her death, resignation or removal; (2) approved the amendment and restatement of Glu’s 2007 Equity Incentive Plan; (3) approved, on an advisory basis, the compensation paid to Glu’s named executive officers; and (4) ratified the appointment of PricewaterhouseCoopers LLP as Glu’s independent registered public accounting firm for the fiscal year ending December 31, 2018. The proposals are described in Glu’s proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 26, 2018.

Set forth below are the final results of the votes on each proposal.

1.	Election of three Class II Directors:

Name	Votes For	Votes Withheld	Broker Non-Votes
Eric R. Ball	75,083,209	654,543	41,018,076
Nick Earl	75,218,344	519,408	41,018,076
Ann Mather	49,764,950	25,972,802	41,018,076

2.	Approval of the amendment and restatement of Glu’s 2007 Equity Incentive Plan:

Votes For	Votes Against	Abstentions	Broker Non-Votes
69,594,141	6,017,126	126,485	41,018,076

3.	Advisory vote on compensation paid to Glu’s named executive officers:

Votes For	Votes Against	Abstentions	Broker Non-Votes
65,582,363	10,037,381	118,008	41,018,076

4.	Ratification of the appointment of PricewaterhouseCoopers LLP as Glu’s independent registered public accounting firm for the fiscal year ending December 31, 2018:

Votes For	Votes Against	Abstentions	Broker Non-Votes
110,798,320	4,659,285	1,298,223	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glu Mobile Inc.

Date: June 7, 2018	By:	/s/ Scott J. Leichtner
	Name:	Scott J. Leichtner
	Title:	Vice President and General Counsel